Exhibit 99.1

BLUM HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2024

(in thousands, except for shares)

		Transaction Accounting Adjustments
	Blum Holdings, Inc.	Less: Disposition (a)	Note 2	Pro Forma Adjustments	Pro Forma Consolidated
ASSETS
Current Assets:
Cash and Cash Equivalents	$1,594	$(245)		$—	$1,349
Accounts Receivable, Net	351	(53)		—	298
Inventory	1,371	(350)		—	1,021
Prepaid Expenses & Other Current Assets	479	(98)		—	381
Notes Receivable	655	—		—	655
Total Current Assets	4,450	(746)		—	3,704

Property, Equipment and Leasehold Improvements, Net	7,577	(837)		—	6,740
Right-of-Use Assets - Operating Leases	3,436	(1,764)		—	1,672
Intangible Assets, Net	3,619	(530)		—	3,089
Goodwill	16,268	—		—	16,268
Other Assets	1,476	—		—	1,476
Investments	313	—		—	313
Long-Term Assets Related to Discontinued Operations	1,112	—		—	1,112
TOTAL ASSETS	$38,251	$(3,877)		$—	$34,374

LIABILITIES AND STOCKHOLDERS’ DEFICIT
LIABILITIES:
Current Liabilities:
Accounts Payable & Accrued Liabilities	$24,503	$(3,197)		$—	$21,306
Current Portion of Notes Payable	3,723	—		—	3,723
Income Taxes Payable	20,940	—		—	20,940
Liabilities Related to Discontinued Operations	535	—		—	535
Total Current Liabilities	49,701	(3,197)		—	46,504

Notes Payable, Net of Discounts	5,638	—		—	5,638
Deferred Tax Liabilities	1,479	—		—	1,479
Operating Lease Liabilities	3,315	(1,405)		—	1,910
Derivative Liability	1,923	—		—	1,923
TOTAL LIABILITIES	62,056	(4,602)		—	57,454

MEZZANINE EQUITY	681	—		—	681

STOCKHOLDERS’ DEFICIT:
Preferred Stock, Convertible Series V, par value $0.001: 25,000,000 shares authorized and 14,071,431 shares outstanding as of June 30, 2024	1	—		—	1
Common Stock, par value $0.001: 990,000,000 shares authorized and 9,744,914 shares outstanding as of June 30, 2024	9	—		—	9
Additional Paid-In Capital	409,393	—		—	409,393
Accumulated Deficit	(433,410)	—	(c)	725	(432,685)
Total Equity Attributable to Stockholders of Blum Holdings, Inc.	(24,007)	—		725	(23,282)
Non-Controlling Interest	(479)	—		—	(479)
TOTAL MEZZANINE EQUITY AND STOCKHOLDERS' DEFICIT	(23,805)	—		725	(23,080)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$38,251	$(4,602)		$725	$34,374

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

BLUM HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2024

(in thousands, except for shares and per share data)

	Six Months Ended June 30, 2024
		Transaction Accounting Adjustments
	Blum Holdings, Inc.	Less: Disposition (b)	Note 2	Pro Forma Adjustments	Pro Forma Consolidated

Revenue	$5,569	$(3,383)		$—	$2,186
Cost of Goods Sold	3,179	(1,783)		—	1,396
Gross Profit	2,390	(1,600)		—	790

Operating Expenses:
Selling, General & Administrative	10,550	(2,296)		—	8,254
Impairment Expense	1,709	—		—	1,709
Loss (Gain) on Disposal of Assets	134	—	(c)	(725)	(591)
Total Operating Expenses	12,393	(2,296)		(725)	9,372

Income (Loss) from Operations	(10,003)	696		725	(8,582)

Total Other Income (Expense)	14,081	(126)		—	13,955

Income (Loss) from Continuing Operations Before Provision for Income Taxes	4,078	570		725	5,373
Provision for Income Tax Expense for Continuing Operations	(314)	—		—	(314)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	$3,764	$570		$725	$5,059

Net Income (Loss) from Continuing Operations per Common Share - Basic	$0.42				$0.56
Net Income (Loss) from Continuing Operations per Common Share - Diluted	$0.35				$0.47
Weighted-Average Shares Outstanding - Basic	8,945,449				8,945,449
Weighted-Average Shares Outstanding - Diluted	10,811,340				10,811,340

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

BLUM HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

(in thousands, except for shares and per share data)

	Year Ended December 31, 2023
		Transaction Accounting Adjustments
	Blum Holdings, Inc.	Less: Disposition (b)	Note 2	Pro Forma Adjustments	Pro Forma Consolidated

Revenue	$33,229	$(7,210)		$—	$26,019
Cost of Goods Sold	15,565	(3,803)		—	11,762
Gross Profit	17,664	(3,407)		—	14,257

Operating Expenses:
Selling, General & Administrative	30,263	(4,326)		—	25,937
Loss (Gain) on Disposal of Assets	1,607	—	(c)	(283)	1,324
Total Operating Expenses	31,870	(4,326)		(283)	27,261

Income (Loss) from Operations	(14,206)	919		283	(13,004)

Total Other Income (Expense)	4,503	(39)		—	4,464

Income (Loss) from Continuing Operations Before Provision for Income Taxes	(9,703)	880		283	(8,540)
Provision for Income Tax Expense for Continuing Operations	(4,116)	—		—	(4,116)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	$(13,819)	$880		$283	$(12,656)

Net Income (Loss) from Continuing Operations per Common Share - Basic	$(1.69)				$(1.54)
Net Income (Loss) from Continuing Operations per Common Share - Diluted	$(1.69)				$(1.54)
Weighted-Average Shares Outstanding - Basic	8,193,853				8,193,853
Weighted-Average Shares Outstanding - Diluted	8,193,853				8,193,853

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

BLUM HOLDINGS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – INTRODUCTION

On November 5, 2024, Blum Holdings, Inc. (the "Company"), through its wholly-owned subsidiary Unrivaled Brands, Inc. ("Unrivaled"), executed a stock purchase agreement with VLPS, LLC (the "Buyer") pursuant to which Unrivaled sold all of the issued and outstanding shares of common stock of Black Oak Gallery ("Blüm Oakland") for an aggregate purchase price of $2,055,420. The purchase price shall be paid by the Buyer by the assumption of liabilities of Blüm Oakland totaling $2,055,420. Pursuant to the Stock Purchase Agreement, the closing of the disposition of Blüm Oakland occurred on November 5, 2024.

On November 5, 2024, Unrivaled executed a stock purchase agreement with the Buyer pursuant to which Unrivaled sold all of the issued and outstanding shares of common stock of Blum San Leandro ("Blüm San Leandro") for an aggregate purchase price of $1,124,305. The purchase price shall be paid by the Buyer by the assumption of liabilities of Blüm San Leandro totaling $1,124,305. Pursuant to the Stock Purchase Agreement, the closing of the disposition of Blüm San Leandro occurred on November 5, 2024.

The transactions completed on November 5, 2024 are collectively referred to herein as the "Disposition".

Basis of Presentation

The unaudited pro forma condensed consolidated financial statements were prepared in accordance with Article 11 of Regulation S‑X and have been derived from the historical financial statements of Blum Holdings, Inc. prepared in accordance with accounting principles generally accepted in the United States of America. The unaudited pro forma consolidated financial statements have been compiled using the significant accounting policies, as set out in the audited consolidated financial statements of the Company as of and for the periods ended June 30, 2024 and December 31, 2023.

The unaudited pro forma condensed consolidated balance sheet is presented as if the Disposition had occurred on June 30, 2024. The unaudited pro forma condensed consolidated statements of operations are presented as if the Disposition had occurred as of January 1, 2023. The unaudited pro forma condensed consolidated financial information has been prepared to illustrate the estimated effects of the Disposition.

The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of what the Company’s financial condition or results of operations would have been for the periods presented.  The unaudited pro forma condensed consolidated financial statements are intended to provide information about the continuing impact of the Disposition as if it had been consummated earlier. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable and are expected to have a continuing impact on our results of operations. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma condensed consolidated financial statements have been made.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2023 and in the Quarterly Report on Form 10-Q for the six months ended June 30, 2024.

NOTE 2 – PRO FORMA ADJUSTMENTS

The unaudited pro forma consolidated balance sheet as of June 30, 2024 reflects the following transaction accounting adjustments related to the Disposition:

(a)	The removal of assets and liabilities disposed of in connection with the Disposition from the historical information presented.

The unaudited pro forma consolidated statements of operations for the six months ended June 30, 2024 and the fiscal year ended December 31, 2023 reflect the following transaction accounting adjustments related to the Disposition:

(b)	The removal of revenues and expenses from the assets sold in connection with the Disposition from the historical information presented.
(c)

The pro forma net gain on disposal of assets is based on the Company's historical balance sheet information as of June 30, 2024 and December 31, 2023 and is subject to change based upon, among other things, the actual balance sheet on the closing date of the Disposition and the finalization of the Company's financial closing procedures and may differ significantly from the actual net gain on disposal of assets that the Company will recognize. The pro forma net gain on disposal of assets presented below is reflected in the unaudited pro forma condensed consolidated balance sheet as if the Disposition was consummated as of June 30, 2024, and in the unaudited pro forma condensed statements of operation as if the Disposition was consummated on January 1, 2023.

	Six Months Ended	Year Ended
	June 30, 2024	December 31, 2023
Assumption of Liabilities	$3,180	$3,180
Total Consideration	3,180	3,180

Net Assets Disposed Of	2,455	2,897
Pro Forma Gain on Disposal of Assets	$(725)	$(283)

NOTE 3 – PRO FORMA EARNINGS PER SHARE

The pro forma earnings per share (“EPS”) has been adjusted to reflect the pro forma consolidated net income from continuing operations for the six months ended June 30, 2024 and the year ended December 31, 2023. The number of shares used in calculating the pro forma consolidated basic and diluted earnings per share is outlined below.

	Six Months Ended	Year Ended
	June 30, 2024	December 31, 2023
Net Income (Loss) from Continuing Operations	$5,059	$(12,656)
Less: Accretion of Mezzanine Equity	(23)	—
Add: Interest from Convertible Debt	17	—
Adjusted Net Income (Loss) from Continuing Operations	$5,053	$(12,656)

Weighted-Average Shares Outstanding - Basic	8,945,449	8,193,853
Net Income (Loss) from Continuing Operations per Common Share - Basic	$0.56	$(1.54)

Weighted-Average Shares Outstanding - Diluted	10,811,340	8,193,853
Net Income (Loss) from Continuing Operations per Common Share - Diluted	$0.47	$(1.54)

Dilutive securities in the calculation of diluted net income per share for the six months ended June 30, 2024 includes 458,748 shares of common stock exercisable from convertible debt and 1,407,143 shares of common stock exercisable from preferred stock on an if converted basis.